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                                                                    EXHIBIT 99.3

                          EPIC DESIGN TECHNOLOGY, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of EPIC Design Technology, Inc., a California corporation ("EPIC"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated February 7, 1997, and hereby appoints Sang S. Wang and Tammy S. Liu, and each of them, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of EPIC to be held Friday, February 28, 1997 at 9:00 a.m., local time, at 310 North Mary Avenue, Sunnyvale, California 94086 and at any adjournments or postponements thereof, and to vote shares of the EPIC common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side hereof:

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

                               (SEE REVERSE SIDE)
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     THE EPIC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO
APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 16, 1997 (THE "MERGER AGREEMENT"), BY AND AMONG SYNOPSYS, INC., A DELAWARE CORPORATION ("SYNOPSYS"), EPIC MERGER CO., INC., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF SYNOPSYS ("SUB"), AND EPIC AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, INCLUDING A MERGER PURSUANT TO WHICH SUB WOULD BE MERGED WITH AND INTO EPIC, WITH EPIC BEING THE SURVIVING CORPORATION (THE "MERGER") AND EPIC BECOMING A WHOLLY-OWNED SUBSIDIARY OF SYNOPSYS.

1. To approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

                          FOR        AGAINST        ABSTAIN
                         [  ]         [  ]           [  ]

2. Upon such other business as may properly come before the EPIC Special Meeting or any adjournments or postponements, thereof, as determined by a majority of EPIC's Board of Directors.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE MERGER AGREEMENT AND THE MERGER).

     The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of EPIC either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the EPIC Special Meeting and voting in person.

     PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.

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                                             Signature(s) of Shareholders or
                                                Authorized Representative

                                          Date:

                                          Each executor, administrator, trustee,
                                          guardian, attorney-in-fact and other
                                          fiduciary should sign and indicate his
                                          or her full title. When shares have
                                          been issued in the name of two or more
                                          persons, all should sign. If a
                                          corporation, please sign in corporate
                                          name by President or other authorized
                                          officer. If a partnership, please sign
                                          in partnership name by authorized
                                          person.